Exhibit 99.A

Earnings from Unconsolidated Affiliates Colorado Interstate Gas (CIG) EBIT Interest and debt expense, net Income taxes Income from continuing operations Income from discontinued operations Net income Equity Earnings from CIG Southern Natural Gas (SNG) EBIT Interest and debt expense, net Income taxes Income from continuing operations Income from discontinued operations Net income Equity Earnings from SNG 2007* Quarter Ended September 30, 2008 $ 28 (3) - 25 - $ 25 $ 3 $ 59 (15) - 44 - $ 44 $ 4 ($ Millions) *2007 amounts include discontinued operations related to reorganization of CIG and SNG prior to initial contribution to El Paso Pipeline Partners. SNG includes equity earnings from Citrus of $22 MM. See El Paso Pipeline Partners Form 10-K filed, March 6, 2008 for further information $ 30 2 (12) 20 12 $ 32 $ - $ 82 (17) (19) 46 6 $ 52 $ - 6

*2007 amounts include discontinued operations related to reorganization of CIG and SNG prior to initial contribution to El Paso Pipeline Partners. SNG includes equity earnings from Citrus of $66 MM. See El Paso Pipeline Partners Form 10-K filed, March 6, 2008 for further information Earnings from Unconsolidated Affiliates Colorado Interstate Gas (CIG) EBIT Interest and debt expense, net Income taxes Income from continuing operations Income from discontinued operations Net income Equity Earnings from CIG Southern Natural Gas (SNG) EBIT* Interest and debt expense, net Income taxes Income from continuing operations Income from discontinued operations Net income Equity Earnings from SNG 2007* Nine Months Ended September 30, 2008 ($ Millions) $ 108 (7) - 101 - $ 101 $ 10 $ 236 (44) - 192 - $ 192 $ 19 $ 104 2 (40) 66 34 $ 100 $ - $ 265 (52) (63) 150 15 $ 165 $ - 19